                                                                   EXHIBIT 10.22

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

This Base Agreement ("BASE AGREEMENT") dated as of December 11, 2002 ("EFFECTIVE DATE"), between International Business Machines, Corporation ("BUYER") and Selectica, Inc. ("SUPPLIER"), establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Deliverables and Services described in SOWs issued under this Base Agreement. Deliverables and Services acquired by Buyer on or after the Effective Date will be covered by this Base Agreement. This Base Agreement will remain in effect until terminated.

DEFINITIONS:

"AFFILIATES" means entities that control, are controlled by, or are under common control with, a party to this Agreement.

"AGREEMENT" means this Base Agreement and any relevant Statements of Work ("SOW"), Work Authorizations ("WA"), and other attachments or appendices specifically referenced in this Agreement.

"APPEARANCE DESIGN" means the appearance presented by an object, formed in hardware or by software, that creates a visual impression on an observer. Appearance Design refers to the ornamental and not the functional aspects of the object.

"CODE" means computer programming code, including both "OBJECT CODE" (computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly) and "SOURCE "CODE" (computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill, excluding Object Code).

"DELIVERABLES" means items that Supplier prepares for or provides to Buyer as described in a SOW. Deliverables include Developed Works, Licensed Works, Preexisting Materials, and Tools.

"DEVELOPED WORKS" means all work product (including software and its Externals), developed in the performance of this Agreement as described in a SOW. Developed Works do not include Licensed Works, Preexisting Materials, Tools, or items specifically excluded in a SOW.

"ENHANCEMENTS" means changes or additions, other than Error Corrections, to the Licensed Work. If an Enhancement adds substantial value to the Licensed Work and is offered to customers for an additional charge it will be considered a "MAJOR ENHANCEMENT", and all other Enhancements, including those that support new releases of operating systems and devices, will be considered "BASIC ENHANCEMENTS".

"ERROR CORRECTIONS" means revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Work.

"EXTERNALS" means any pictorial, graphic, audiovisual works, reports or data generated by execution of code and any programming interfaces, languages or protocols implemented in code to enable interaction with other computer programs or end users. Externals do not include the code that implements them.

"INVENTIONS" means ideas, designs, concepts, techniques, inventions, discoveries or improvements, whether or not patentable, conceived or reduced to practice by Supplier Personnel in performance of this Agreement.

"JOINT INVENTIONS" means Inventions made by Supplier Personnel jointly with Buyer Personnel.

"LICENSED WORK" is any material described in or that conforms to the Description of Licensed Work in the relevant SOW and includes Code, associated documentation, Externals, Error Corrections, and Enhancements.

"PARTICIPATION AGREEMENT" or "PA" means an agreement signed by one or more Affiliates which incorporates by reference the terms and conditions in this Base Agreement, any relevant SOW, and other attachments or appendices specifically referenced in the PA.

"PREEXISTING MATERIALS" means items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that Supplier prepared or had prepared outside the scope of this Agreement. Preexisting Materials exclude Tools, but may include material that is created by the use of Tools.

"PERSONNEL" means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.

"PRICES" means the agreed upon payments and currency for Deliverables and Services, including all applicable fees, royalty payments and taxes, as specified in the relevant SOW.

"PRODUCTS" means an offering to customers or other users, whether or not branded by Buyer or its Affiliates, that includes the Licensed Work or a derivative work of a Licensed Work.

"SERVICES" means work that Supplier performs for Buyer as described in a SOW.

"STATEMENT OF WORK" or "SOW" means any document that:

1.   identifies itself as a statement of work;

2.   is signed by both parties;

3.   incorporates by reference the terms and conditions of this Base Agreement;
and

4. describes the Deliverables and Services, including any requirements, specifications or schedules.

Form Title: IBM - Selectica LWA       Page 1 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

"TAXES" means any and all applicable taxes, charges, fees, levies or other assessments imposed or collected by any governmental entity worldwide or any political subdivision thereof and however designated or levied on sales of Deliverables or Services, or sales, use, transfer, goods and services or value added tax or any other duties or fees related to any payment made by Buyer to Supplier for Deliverables and/or Service provided by Supplier to Buyer under or pursuant to this Agreement; exclusive, however, of taxes imposed upon the net income or capital of Supplier or taxes in lieu of such net income taxes or such other taxes which are to be borne by the Supplier under law. Supplier shall also bear sole responsibility for all taxes, assessments, or other levies on its own leased or purchased property, equipment or software.

"TOOLS" means software that is not commercially available, and its Externals, required for the development, maintenance or implementation of a software Deliverable.

"WORK AUTHORIZATION" or "WA" means Buyer's authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing by Buyer.

STATEMENT OF WORK

LICENSED WORKS

Supplier will deliver to Buyer:

1.   one complete copy of the Licensed Work described in the relevant SOW;

2. a completed Certificate of Originality in the form specified in the SOW with the Licensed Work and with each Enhancement to the Licensed Work;

3. complete copies of all Tools, including updates to Tools as soon as practicable; and

4. a complete list of all commercially available software required for the development, maintenance or implementation of a software Deliverable, including updates to the list as soon as practicable.

ADDITIONAL DELIVERABLES

Supplier will provide the Deliverables and Services as specified in the relevant SOW only when specified in a WA. Supplier will begin work only after receiving written authorization from Buyer. Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes. Changes accepted by Buyer will be specified in an amended SOW or change order signed by both parties.

ENHANCEMENTS AND ERROR CORRECTIONS

Supplier will provide to Buyer, at no additional charge, Basic Enhancements and Error Corrections to the Licensed Work beginning when Buyer accepts the Licensed Work and continuing for the Error Correction Warranty Period specified in the relevant SOW. Supplier will also provide to Buyer, at no additional charge, Major Enhancements to the Licensed Work beginning when Buyer accepts the Licensed Work and continuing for the Major Enhancements Warranty Period identified in the SOW. After that period, Supplier will offer to Buyer within sixty (60) days of availability Major Enhancements to the Licensed Work that Supplier creates or authorizes others to create at terms no less favorable than those offered to Supplier's most favored customers. If Buyer accepts Supplier's offer, the parties will amend the relevant SOW to include such charges, terms and conditions, and the Major Enhancements will become part of the Licensed Work.

PRICING

Supplier will provide Deliverables and Services to Buyer for the Prices. The Prices for Deliverables specified in a SOW and/or WA and accepted by Buyer plus the payment of applicable Taxes will be the only amount due to Supplier from Buyer. The relevant SOW or WA shall contain Prices for each country receiving Deliverables and Services under this Agreement.

TAXES

Supplier's invoices shall state applicable taxes owed by the Buyer, if any, by tax jurisdiction and with a proper breakdown between taxable and non-taxable Deliverables and Services. Supplier shall remit such tax payments to the appropriate jurisdiction. Supplier agrees to use its best efforts to properly calculate any applicable Taxes at the time of invoice. Supplier and Buyer agree to cooperate to minimize any applicable Taxes, including reasonable notice and cooperation in connection with any audit. Any incremental taxes shall be Supplier's responsibility. If Buyer provides certification of an exemption from Tax or reduced rate of Tax imposed by an applicable taxing authority, then Supplier shall not invoice for nor pay over any such Tax unless and until the applicable taxing authority assesses such Tax, at which time Supplier shall invoice and Buyer shall pay any such Tax that is legally owed.

Buyer shall withhold taxes, if required under the law to be withheld on payments made to Supplier hereunder and shall be required to remit to Supplier only the net proceeds thereof. Buyer shall remit the taxes withheld to the appropriate government authority and agrees to provide Supplier in a timely manner with properly executed documentation or other information or receipts or certificates evidencing Buyers payment of any such withholding tax.

Form Title: IBM - Selectica LWA       Page 2 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

Supplier will indemnify Buyer from any claims by any jurisdiction relating to Taxes paid by Buyer to Supplier; and for any penalties, fines, additions to tax or interest thereon imposed as a result of Supplier's failure to timely remit the Tax payment to the appropriate taxing jurisdiction. Supplier also shall indemnify Buyer for any claims made by a taxing jurisdiction for penalties, fines, additions to tax and the amount of interest thereon imposed with respect to Supplier's failure to invoice Buyer for the correct amount of Tax.

PAYMENTS AND ACCEPTANCE

ACCEPTANCE

Payment of royalties or invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will be subject to inspection, test, acceptance or rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW. Buyer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria for a refund, or require Supplier, upon Buyer's written instruction, to repair or replace such Deliverables or re-perform such Services, without charge and in a timely manner.

ROYALTY PAYMENTS

Royalties for Licensed Works will be specified in the relevant SOW. Buyer may suspend payments to Supplier for a Licensed Work if Supplier does not provide a properly completed Certificate of Originality. Payment will resume upon Buyer's receipt of an acceptable Certificate. If Supplier fails to perform any of its obligations, Buyer may reduce any amounts due Supplier by an amount equal to the value not received, or have Supplier reimburse Buyer for the value not received.

ROYALTY CALCULATIONS

Royalties, if any, are paid against revenue recorded by Buyer for a royalty payment quarter. Payment will be made by the last day of the second calendar month following the royalty payment quarter. All payments will be made in U.S. dollars. Payments based on foreign revenue will be converted to U.S. dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month. Terms for payment of any non-royalty payments will be specified in the relevant SOW or WA.

EXCEPTIONS TO ROYALTY PAYMENT OBLIGATIONS

Buyer has no royalty obligation for:

(a)  the Licensed Work or its derivative works used for:

1.   Buyer's or Buyer Personnel's internal use;

2. development, maintenance or support activities conducted by Buyer or Buyer Personnel, or third parties under contract with Buyer;

3. marketing demonstrations, customer testing or trial periods (including early support, prerelease, encrypted or locked sampler distributions not resulting in a license for full productive use, or other similar programs), Product training or education; or

4.   backup and archival purposes;

(b) a copy of the Product installed by a licensed end user on an alternate work station (e.g., home terminal or laptop), provided the end user may not use the Product on both work stations at the same time;

(c) the Licensed Work (or a functionally equivalent work) that becomes available generally to third parties without a payment obligation;

(d)  documentation provided with, contained in, or derived from the Licensed
Work;

(e)  Error Corrections or Basic Enhancements;

(f)  warranty replacement copies of the Product; and

(g)  Externals.

OUTSOURCING LICENSE

In the event Buyer provides outsourcing services to licensees of a Product, Buyer will not owe Supplier a fee for access to or assignment of a license to such Product or for transfer of the applicable Product to a Buyer computer system which is of like configuration as the computer system for which the Product was licensed. The foregoing is subject to Buyer providing Supplier notice of such Product to be managed by Buyer and provided the Product will only be used on behalf of the licensee. Upon expiration or termination of the agreement to provide outsourcing services to the licensee, Buyer's right to use that copy of the Product will end.

Form Title: IBM - Selectica LWA       Page 3 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

ELECTRONIC COMMERCE

To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations ("Documents"), including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW. The parties will enter into a separate agreement governing the transmission of such electronic transactions and associated responsibilities of the parties.

WARRANTIES

ONGOING WARRANTIES

Supplier makes the following ongoing representations and warranties:

1. it has the right to enter into this Agreement and its performance of this Agreement will comply, at its own expense, with the terms of any contract, obligation including any between Supplier and its end-users; or any law, regulation or ordinance to which it is or becomes subject;

2. no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer's rights under this Agreement;

3. Deliverables and Services do not infringe any privacy, publicity, reputation or intellectual property right of a third party;

4. all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Deliverables, to the extent permitted by law;

5. Deliverables are safe for use consistent with and will comply with the warranties, specifications and requirements in this Agreement;

6.   Deliverables do not contain harmful code;

7. Services will be performed using reasonable care and skill and in accordance with the relevant SOW;

8.   it will not engage in electronic self-help;

9. Deliverables and Services which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign);

10. it is knowledgeable with, and is and will remain in full compliance with all applicable export and import laws, regulations, orders, and policies (including, but not limited to, securing all necessary clearance requirements, export and import licenses and exemptions from, and making all proper filings with appropriate governmental bodies and/or disclosures relating to the release or transfer of technology and software to non U.S. nationals in the U.S., or outside the U.S., release or transfer of technology and software having U.S. content or derived from U.S.-origin software or technology);

11. it will not export, directly or indirectly, any technology, software or commodities of U.S. origin or having U.S. content provided by Buyer or their direct product to any of the countries or to nationals of those countries, wherever located, listed in U.S. Export Administration Regulations, as modified from time to time, unless authorized by appropriate government license or regulations;

12. it will not use, disclose, or transfer across borders any information that is processed for Buyer that may identify an individual (Personal Data), except to the extent necessary to perform under this Agreement; and

13. it will comply with all applicable data privacy laws and regulations, will implement and maintain appropriate technical and other protections for the Personal Data, and will cooperate fully with Buyer's requests for access to, correction of, and destruction of Personal Data in Supplier's possession.

THE WARRANTIES AND CONDITIONS IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

WARRANTY REDEMPTION

Subject to Section 10.0 Supplier Liability for Third Party Claims, if Deliverables or Services do not comply with the warranties in this Agreement, Supplier will repair or replace Deliverables or re-perform Services, without charge and in a timely manner. If Supplier fails to do so, Buyer may repair or replace Deliverables or re-perform Services and Supplier will reimburse Buyer for actual and reasonable expenses.

DELIVERY

Deliverables or Services will be delivered as specified in the relevant SOW. If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may:

1.   cancel without charge Deliverables or Services not yet delivered; and

2. exercise all other remedies provided at law, in equity and in this Agreement.

Form Title: IBM - Selectica LWA       Page 4 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

INTELLECTUAL PROPERTY

LICENSED WORKS

Supplier grants Buyer the rights in the Licensed Works as specified in the relevant SOW. Subject to Supplier's ownership of the Licensed Work and Tools, Buyer will own any derivative works it creates.

WORK MADE FOR HIRE

All Developed Works belong exclusively to Buyer and are works made for hire. If any Developed Works are not considered works made for hire owned by operation of law, Supplier assigns the ownership of copyrights in such works to Buyer.

PREEXISTING MATERIALS

Supplier will not include any Preexisting Materials in any Deliverable other than a Licensed Work unless they are listed in the relevant SOW. If Supplier includes any Preexisting Materials in a Deliverable and does not list them in the relevant SOW, then Supplier grants or will obtain for Buyer the following rights: a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to prepare and have prepared derivative works of such Preexisting Materials and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute, and sublicense such Preexisting Materials or their derivative works, and to grant others the rights granted in this Subsection.

TOOLS

Supplier will not include Tools in Deliverables unless they are listed in the relevant SOW. If Supplier includes any Tools in a Deliverable and does not list them in the relevant SOW, then Supplier grants or will obtain for Buyer the following rights: a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to prepare and have prepared derivative works of such Tools, and to use, have used, execute, reproduce, transmit, display and perform such Tools or their derivative works, and to grant others the rights granted in this Subsection.

INVENTION RIGHTS

Supplier will promptly provide to Buyer a complete written disclosure for each Invention which identifies the features or concepts which Supplier believes to be new or different. Inventions are owned by Supplier, except for Joint Inventions and Inventions relating to an Appearance Design. Supplier grants to Buyer an irrevocable, nonexclusive, worldwide, paid-up license under these Inventions (including any patent applications filed on or patents issued claiming Inventions). The license scope is to make, have made, use, have used, sell, license or transfer items and to practice and have practiced methods. Supplier assigns to Buyer all Inventions, and patents issuing on them, relating to an Appearance Design.

JOINT INVENTION RIGHTS

The parties will jointly own all Joint Inventions and resulting patents. Either party may license to others under Joint Inventions (including any patent applications filed on or patents issued claiming Joint Inventions) without accounting to or consent from the other.

Perfection of Copyrights

Upon request, Supplier will provide to Buyer a "Certificate of Originality" or equivalent documentation to verify authorship of Deliverables. Supplier will confirm assignment of copyright for Developed Works using the "Confirmation of Assignment of Copyright" form and will assist Buyer in perfecting such copyrights.

PERFECTION OF INVENTION RIGHTS

Supplier will identify all countries in which it will seek patent protection for each Invention. Supplier authorizes Buyer to act as its agent in obtaining patent protection for the Inventions in countries where Supplier does not seek patent protection. Supplier will, at Buyer's expense, assist in the filing of patent applications on Inventions and have required documents signed.

NAMES AND TRADEMARKS

Supplier grants Buyer a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to use the names and trademarks Supplier uses to identify the Licensed Work for Buyer's marketing of the Licensed Work and its derivative works. If Supplier objects to Buyer's improper use of Supplier's names or trademarks, Buyer will take reasonable steps necessary to resolve Supplier's objections. Supplier may reasonably monitor the quality of Licensed Work bearing its trademark under this license. Any goodwill attaching to Buyer's trademarks, service marks, or trade names belongs to Buyer and this Agreement does not grant Supplier any right to use them.

PATENTS

Form Title: IBM - Selectica LWA       Page 5 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

Supplier grants to Buyer a nonexclusive, worldwide, perpetual, irrevocable, and paid-up license under any patents and patent applications licensable by Supplier to make, have made, use, have used, import, export, sell, and otherwise transfer the Deliverables and use the Services to the extent authorized in this Agreement.

SUPPLIER LIABILITY FOR THIRD PARTY CLAIMS

GENERAL INDEMNIFICATION

Supplier will defend, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel against third party claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement.

INTELLECTUAL PROPERTY INDEMNIFICATION

Supplier will defend, or at Buyer's option cooperate in the defense of, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel from third party claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party. If such a claim is or is likely to be made, Supplier will, at its own expense, exercise the first of the following remedies that is practicable:

1. obtain for Buyer the right to continue to use, sell and license the Deliverables and Services consistent with this Agreement;

2. modify Deliverables and Services so they are non-infringing and in compliance with this Agreement;

3. replace the Deliverables and Services, or other affected Deliverables or Services, with non-infringing ones that comply with this Agreement; or

4. at Buyer's request, accept the cancellation of infringing Services and the return of infringing Deliverables and refund any amount paid.

Buyer will give Supplier prompt notice of third party claims against Buyer, and cooperate in the investigation, settlement and defense of such claims.

EXCEPTIONS TO INDEMNIFICATION

Supplier will have no obligation to indemnify Buyer or Buyer Personnel for claims that Supplier's Deliverables or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of Supplier's implementation of a Buyer originated design and such infringement or claim would have been avoided in the absence of such implementation, or Buyer's modification of the Deliverables and such infringement or claim would have been avoided in the absence of such modification.

LIMITATION OF LIABILITY BETWEEN SUPPLIER AND BUYER

In no event will Buyer be liable to Supplier for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages. In no event will either party be liable for the respective actions or omissions of its Affiliates under this Agreement.

SUPPLIER AND SUPPLIER PERSONNEL

Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Supplier Personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will:

1. ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements;

2. be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel;

3. inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval; and

4. ensure Supplier Personnel performing Services on Buyer's premises comply with the On Premises Guidelines and upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of those persons. Buyer retains the right to refuse to accept persons made available by Supplier for export control reasons.

INSURANCE

Supplier will maintain at its expense:

1. commercial general or public liability insurance with a minimum limit per occurrence or accident of 1,000,000 USD (or local currency equivalent);

2. workers' compensation or employer's liability insurance as required by local law, such policies waiving any subrogation rights against Buyer; and

3. automobile liability insurance as required by local statute but not less than 1,000,000 USD (or local currency equivalent) if a vehicle will be used in the performance of this Agreement.

Form Title: IBM - Selectica LWA       Page 6 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

Insurance required under clauses (1) and (3) will name Buyer as an additional insured with respect to Buyer's insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers with an AM Best Rating of B+ or better and a financial class rating of 11 or better.

TERM AND TERMINATION

TERMINATION OF THIS BASE AGREEMENT

Either party may terminate this Base Agreement, without any cancellation charge, for a material breach of this Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy ("Cause"), to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured. Either party may terminate this Base Agreement without Cause when there are no outstanding SOWs or WAs.

TERMINATION OF A SOW OR WA

Buyer may, upon written notice to Supplier, terminate a SOW or WA:

1.   with Cause effective immediately; or

2.   without Cause.

Upon termination, in accordance with Buyer's written direction, Supplier will immediately:

1.   cease work;

2. prepare and submit to Buyer an itemization of all completed and partially completed Deliverables and Services;

3. deliver to Buyer Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and

4. deliver upon request any work in process. In the event Buyer terminates without Cause, Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in process up to and including the date of termination, provided such expenses do not exceed the Prices.

EFFECT OF TERMINATION

Termination of this Agreement or a SOW will not affect any licenses granted in the Deliverables supplied or due to Buyer on or prior to the effective date of termination or Supplier's obligation to provide Basic Enhancements and Error Corrections. In the event of termination, Buyer will not be obligated to make any payments due on or after the effective date of termination, other than royalty payment obligations incurred, if any.

GENERAL

AMENDMENTS

This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.

ASSIGNMENT

Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or Affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that either party may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement. Any unauthorized assignment of this Agreement is void.

CHOICE OF LAW AND FORUM; WAIVER OF JURY TRIAL; LIMITATION OF ACTION

This Agreement and the performance of transactions under this Agreement will be governed by the laws of the country where the Buyer entering into the relevant agreement or PA is located, except: (i) in Australia, this Agreement will be governed by the laws of the State or Territory in which the transaction occurs;
(ii) in the United Kingdom, this Agreement will be governed by the laws of England; (iii) in Bulgaria, Croatia, Czech Republic, Hungary, Poland, Romania, Slovakia and Slovenia (collectively, "Central Europe"), this Agreement will be governed by the laws of Austria; (iv) in Estonia, Latvia, and Lithuania, Finnish law will apply; (v) in Canada, the laws of the Province of Ontario govern this Agreement; and (vi) in the United States (including if any part of the transaction occurs within the United States) and Puerto Rico, and People's Republic of China, the laws of the State of New York applicable to contracts executed in and performed entirely within that State govern this Agreement. The United Nations Convention on Contracts for the International Sale of Goods does not apply. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to a breach of this Agreement must be commenced no later than two
(2) years from the date on which the cause of action arose.

Form Title: IBM - Selectica LWA       Page 7 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

COMMUNICATIONS

All communications between the parties regarding this Agreement will be conducted through the parties' representatives as specified in the relevant SOW.

COUNTERPARTS

This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.

EXCHANGE OF INFORMATION

All information exchanged is non confidential. If either party requires the exchange of confidential information, it will be made under a separate signed confidentiality agreement between the parties. The parties will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.

FREEDOM OF ACTION

This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services. Buyer will independently establish prices for resale of Deliverables or Services and is not obligated to announce or market any Products or Services and does not guarantee the success of its marketing efforts, if any.

FORCE MAJEURE

Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

OBLIGATIONS OF AFFILIATES

Affiliates will acknowledge acceptance of the terms of this Agreement through the signing of a PA before conducting any transaction under this Agreement.

PRIOR COMMUNICATIONS AND ORDER OF PRECEDENCE

This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be:

1.   the quantity, payment and delivery terms of the relevant WA;

2.   the relevant SOW;

3.   this Base Agreement; and

4.   the remaining terms of the relevant WA.

RECORD KEEPING AND AUDIT RIGHTS

Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three (3) years following completion or termination of the relevant SOW and/or WA. All accounting records will be maintained in accordance with generally accepted accounting principles.

SEVERABILITY

If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

SURVIVAL

The provisions set forth in the following Sections and Subsections of this Base Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled: "Taxes", "Ongoing Warranties", "Intellectual Property", "Supplier Liability for Third Party Claims", "Limitation of Liability between Supplier and Buyer", "Record Keeping and Audit Rights", "Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action", "Exchange of Information", and "Prior Communications and Order of Precedence".

Form Title: IBM - Selectica LWA       Page 8 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02

                    IBM - SELECTICA LICENSED WORKS AGREEMENT

                                                          AGREEMENT # 4902S90046

WAIVER

An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.

ACCEPTED AND AGREED TO:                        ACCEPTED AND AGREED TO:

International Business Machines Corporation    Selectica, Inc.

By:                                            By:
/s/ Kris J. Duderstadt      12/11/2002         /s/ Sanjay Mittal
-------------------------------------------    ---------------------------------
Buyer Signature              Date              Supplier Signature     Date

Kris J. Duderstadt                             Sanjay Mittal
-------------------------------------------    ---------------------------------
Printed Name                                   Printed Name

Senior Contract Advisor                        President and CEO
-------------------------------------------    ---------------------------------
Title & Organization                           Title & Organization

Form Title: IBM - Selectica LWA       Page 9 of 9             Form Release: 8/98

Form Owner: Global Procurement                                Revision: 09/02